SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2011
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725	42-1520346
	(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
	of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
_______________________

Item 2.02. Results of Operations and Financial Condition

On August 1, 2011, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2011. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 Second Quarter 2011 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: ___/s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer

Date: August 2, 2011

EXHIBIT 99
Release: On receipt, August 1, 2011
Media contact: Susan Houser, 515-248-2268, houser.susan@principal.com
Investor contact: John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces Second Quarter 2011 Results

• Second quarter 2011 operating earnings[1] of $237 million, an increase of 25 percent over second quarter 2010; net income available to common shareholders of $258 million, an increase of 93 percent over second quarter 2010.
• Year-to-date operating earnings of $469 million, an increase of 14 percent over the same period in 2010; year-to-date net income available to common shareholders of $454 million, an increase of 40 percent over the same period in 2010.
• Record assets under management of $335.8 billion at the end of second quarter 2011, an increase of 18 percent compared to second quarter 2010.

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for second quarter
2011. The company reported operating earnings of $237.3 million for second quarter 2011, compared to $190.4 million for second quarter 2010. Operating earnings per diluted share (EPS) were $0.73 for second quarter
2011, compared to $0.59 for second quarter 2010. The company reported net income available to common stockholders of $258.0 million, or $0.80 per diluted share for second quarter 2011, compared to $134.0 million, or $0.42 per diluted share for second quarter 2010. Operating revenues for second quarter 2011 were $2,149.0 million compared to $1,976.2 million for the same period last year.
“The Principal® saw very positive results in the second quarter, contributing to a strong first half of
2011. We ended the quarter once again with record assets under management for the total company as well as in Principal International, and record account values in Retirement and Investor Services,” said Larry D.
Zimpleman, chairman, president and chief executive officer of Principal Financial Group, Inc. “Despite an economic recovery that remains fragile, we continue to see strong growth and increasing earnings from our businesses.”
“Additionally, our strong financial position allows us to invest in our businesses for future growth and to also return capital to shareholders.” said Zimpleman. “Since the beginning of the year, we’ve agreed to invest in future growth with the acquisitions of HSBC’s Mexican mandatory retirement business and in majority stakes in two London-based asset managers: Finisterre Capital and Origin Asset Management. We also returned capital to shareholders, completing our $250 million share repurchase authorization. We are putting capital to work in ways that are accretive to earnings both in the short term and long term; are meaningful to our strategy; and are beneficial to our shareholders. As our hybrid business model continues to generate increasing amounts of free cash flow, we are on track to surpass our $700 million estimate for capital deployment on acquisitions and share repurchase in 2011 and we’ll continue to work closely with our Board to be prudent in our deployment of excess capital.”

_______________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights

“Second quarter results demonstrate our strong operational leverage, with total company operating earnings up 25 percent over the year ago quarter on a 15 percent increase in average assets under management,”
said Terry Lillis, senior vice president and chief financial officer. “In addition, we saw the best quarter of net income since before the financial crisis. On a year-to-date basis, net income is up 40 percent, or $130 million. Book value per share was another record this quarter and our excess capital position improved to $2.1 billion, even after buying back 7.7 million shares in the quarter. These metrics demonstrate our financial strength and flexibility, which will serve us well through the rest of the year and into 2012.”

Key Highlights for the Second Quarter
• Strong sales in the company’s three key U.S. Retirement and Investor Services products in the second quarter, with $1.7 billion for Full Service Accumulation, $2.6 billion for Principal Funds and $460 million for Individual Annuities. In addition, Principal Global Investors was awarded $2.7 billion in new mandates.
• Net cash flows of $1.8 billion for Principal International, $990 million for Full Service Accumulation, $530 million for Principal Funds and $400 million for unaffiliated assets for Principal Global Investors.
• Record total company assets under management of $335.8 billion, including a record $53.0 billion of assets under management for Principal International.
• Strong capital position with an estimated risk based capital ratio of 445 percent at quarter end and approximately $2.1 billion of excess capital.[2]
• Principal Financial Group bought back 7.7 million shares of common stock in the second quarter at an average share price of $29.90. The remainder of the $250 million authorization was completed in the first week of July, bringing the year-to-date total number of shares repurchased to 8.4 million.
• Book value per share, excluding AOCI[3] increased to a record high of $29.20, up 7 percent over second quarter 2010.
• Operating Return on Average Equity excluding AOCI of 10.1%.

Net Income
Net income available to common stockholders of $258.0 million for second quarter 2011 reflects net realized capital gains of $21.4 million, which include:
• $46.0 million of gains from the partial sale of our interest in an investment,
• $28.4 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $23.1 million of losses on commercial mortgage backed securities, and
• $2.8 million of losses on commercial mortgage whole loans.
Segment Highlights
Retirement and Investor Services
Segment operating earnings for second quarter 2011 were $161.3 million, compared to $129.0 million for the same period in 2010. Full Service Accumulation earnings increased 22 percent from the year ago quarter to $83.0 million, reflecting an 18 percent increase in average account values. Principal Funds earnings increased
28 percent from a year ago to $13.2 million, primarily due to a 24 percent increase in average account values.
Individual Annuities earnings were $30.6 million compared to $22.6 million for second quarter 2010. The positive variance reflects record account values. The accumulation businesses[4] had record account values of
$169.3 billion at June 30, 2011.

____________________
[2] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a
350 percent NAIC risk based capital ratio for the life company.
[3] Accumulated Other Comprehensive Income
[4] Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services

Operating revenues for second quarter 2011 were $1,044.1 million compared to $1,021.3 million for the same period in 2010, primarily due to higher revenues for the accumulation businesses, which improved $60.0 million, or 8 percent, from a year ago quarter. This was partially offset by a $35 million decline in revenues in the Investment Only business.
Segment assets under management were $183.6 billion as of June 30, 2011, compared to $157.9 billion as of June 30, 2010.

Principal Global Investors
Segment operating earnings for second quarter 2011 were $20.8 million, compared to $12.3 million in the prior year quarter, primarily due to an increase in assets under management and additional operating leverage.
Operating revenues for second quarter were $136.3 million, compared to $114.3 million for the same period in 2010, primarily due to higher management and transaction fees.
Unaffiliated assets under management were $79.5 billion as of June 30, 2011, compared to $71.2 billion as of June 30, 2010.

Principal International
Segment operating earnings were $37.5 million in second quarter 2011, compared to $35.0 million in the prior year quarter. The improvement was primarily due to an increase in assets under management and a
$1.7 million after-tax benefit from gains on the sale of bonds in our Brazilian joint venture. Second quarter 2010 results included two months of a higher economic interest in our Brazilian joint venture. Adjusting for the mentioned gains and the change in ownership, year over year earnings grew in line with the 38 percent growth in average assets under management.
Operating revenues were $227.4 million for second quarter 2011, compared to $188.2 million for the same period in 2010, primarily due to growth in assets under management.
Segment assets under management were a record $53.0 billion as of June 30, 2011, up from $38.1 billion as of June 30, 2010. This includes a record $5.9 billion of net cash flows over the trailing twelve months, or 15 percent of beginning of period assets under management. Reported assets under management do not include an additional $7.2 billion of assets managed by our Chinese joint venture.

U.S. Insurance Solutions
Segment operating earnings for second quarter 2011 were $49.5 million, compared to $50.0 million for the same period in 2010. Specialty Benefits earnings were $25.9 million in second quarter 2011, up from
$24.0 million for the same period in 2010, driven by membership growth and stable loss ratio results.
Individual Life earnings were $23.6 million in the second quarter, compared to $26.0 million in second quarter 2010. This reflects a $4 million shortfall for model and assumption changes and $3 million shortfall due to unfavorable mortality experience in second quarter 2011.We believe the run rate for Individual Life remains at $31 to
$33 million per quarter.

Segment operating revenues for second quarter 2011 were $781.1 million compared to $687.3 million for the same period a year ago, primarily due to significantly higher business owner and executive life insurance sales and positive trends in both sales and lapses in Specialty Benefits.

Corporate
Operating losses for second quarter 2011 were $31.8 million compared to operating losses of $35.9 million in second quarter 2010.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.
Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2010, and in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations;
the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations.
However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Tuesday, August 2, 2011 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:
• Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
• Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 79538107.
• Replay of the earnings call via telephone is available by dialing 800-642-1687 (U.S. and Canadian callers) or 706-645-9291 (International callers). The access code is 79538107. This replay will be available approximately two hours after the completion of the live earnings call through the end of day
August 9, 2011.
• Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for second quarter 2011 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[5] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, insurance, and banking through its diverse family of financial services companies. A member of the
Fortune 500, the Principal Financial Group has $335.8 billion in assets under management[6] and serves some
16.5 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United
States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol
PFG. For more information, visit www.principal.com.

###

[5] “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services,
Inc., a member of the Principal Financial Group.
6 As of June 30, 2011

Page 8

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* *in millions*			
	Three Months Ended,		*Six Months Ended,*	
Segment	06/30/10	06/30/10	06/30/11	06/30/10
Retirement and Investor Services	$161.3	$129.0	$320.6	$286.0
Principal Global Investors	20.8	12.3	37.4	24.3
Principal International	37.5	35.0	66.0	72.9
U.S. Insurance Solutions	49.5	50.0	109.0	94.1
Corporate	(31.8)	(35.9)	(63.9)	(65.5)
Operating Earnings	**$237.3**	**$190.4**	**$469.1**	**$411.8**
Net realized capital gains (losses), as adjusted	21.4	(69.3)	(31.2)	(126.0)
Other after-tax adjustments	(0.7)	12.9	16.4	39.0
Net income available to common stockholders	**$258.0**	**$134.0**	**$454.3**	**$324.8**
	Per Diluted Share			
	Three Months Ended,		*Six Months Ended,*	
	06/30/11	06/30/10	06/30/11	06/30/10
Operating Earnings	**$0.73**	**$0.59**	**$1.45**	**$1.28**
Net realized capital gains (losses), as adjusted	0.07	(0.21)	(0.10)	(0.39)
Other after-tax adjustments	0.00	0.04	0.05	0.12
Net income available to common stockholders	**$0.80**	**$0.42**	**$1.40**	**$1.01**
Weighted-average diluted common shares outstanding	**323.2**	**322.9**	**324.0**	**322.5**

***Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders**
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

Page 9

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended, 6/30/11	Three Months Ended, 6/30/10	Six Months Ended, 6/30/11	Six Months Ended, 6/30/10
Premiums and other considerations	$ 596.2	$ 552.4	$ 1,167.4	$ 1,102.4
Fees and other revenues	654.1	528.0	1,247.7	1,068.7
Net investment income	898.7	895.8	1,780.6	1,777.6
Total operating revenues	2,149.0	1,976.2	4,195.7	3,948.7
Benefits, claims and settlement expenses	951.3	1,090.4	1,969.8	2,129.5
Dividends to policyholders	52.9	55.0	106.5	111.5
Commissions	150.6	139.9	300.3	279.5
Capitalization of DPAC	(122.6)	(124.1)	(249.6)	(247.9)
Amortization of DPAC*	253.7	45.2	334.9	105.5
Depreciation and amortization	16.5	17.6	36.5	36.2
Interest expense on corporate debt	31.7	30.1	62.2	59.5
Compensation and other	493.4	470.6	995.0	935.4
Total expenses	1,827.5	1,724.7	3,555.6	3,409.2
Operating earnings before tax, noncontrolling interest and preferred stock dividends	321.5	251.5	640.1	539.5
Less:				
Income tax	71.6	51.6	149.1	109.4
Operating earnings attributable to noncontrolling interest	4.3	1.2	5.4	1.8
Preferred stock dividends	8.3	8.3	16.5	16.5
Operating earnings	$ 237.3	$ 190.4	$ 469.1	$ 411.8
Net realized capital gains (losses), as adjusted	21.4	(69.3)	(31.2)	(126.0)
Other after-tax adjustments	(0.7)	12.9	16.4	39.0
Net income available to common stockholders	$ 258.0	$ 134.0	$ 454.3	$ 324.8

Selected Balance Sheet Statistics

	Period Ended, 6/30/11	Period Ended, 12/31/10	Period Ended, 6/30/10
Total assets (in billions)	$ 149.3	$ 145.6	$ 136.6
Total common equity (in millions)	$ 9,860.2	$ 9,185.8	$ 8,387.5
Total common equity excluding accumulated other comprehensive income (in millions)	$ 9,161.4	$ 8,913.4	$ 8,738.5
End of period common shares outstanding (in millions)	313.7	320.4	319.8
Book value per common share	$ 31.43	$ 28.67	$ 26.23
Book value per common share excluding accumulated other comprehensive income	$ 29.20	$ 27.82	$ 27.32

*Impacted by model and assumption changes in Individual Life. Additional detail can be found at www.principal.com/Investor

Page 10

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Six Months Ended,	
	6/30/11	6/30/10	6/30/11	6/30/10
Diluted Earnings Per Common Share:				
Operating earnings	0.73	0.59	1.45	1.28
Net realized capital gains (losses)	0.07	(0.21)	(0.10)	(0.39)
Other after-tax adjustments	-	0.04	0.05	0.12
Net income available to common stockholders	0.80	0.42	1.40	1.01
Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:				
Book value per common share excluding accumulated other comprehensive income	29.20	27.32	29.20	27.32
Net unrealized capital gains	2.42	0.30	2.42	0.30
Foreign currency translation	0.32	(0.21)	0.32	(0.21)
Net unrecognized postretirement benefit obligations	(0.51)	(1.18)	(0.51)	(1.18)
Book value per common share including accumulated other comprehensive income	31.43	26.23	31.43	26.23
Operating Revenues:				
RIS	1,044.1	1,021.3	2,061.9	2,034.0
PGI	136.3	114.3	261.6	228.1
PI	227.4	188.2	433.6	369.3
USIS	781.1	687.3	1,512.3	1,379.4
Corporate	(39.9)	(34.9)	(73.7)	(62.1)
Total operating revenues	2,149.0	1,976.2	4,195.7	3,948.7
Net realized capital gains (losses) and related adjustments	12.2	(87.4)	(69.6)	(157.2)
Exited group medical insurance business	180.8	344.8	435.7	706.1
Total GAAP revenues	2,342.0	2,233.6	4,561.8	4,497.6
Operating Earnings:				
RIS	161.3	129.0	320.6	286.0
PGI	20.8	12.3	37.4	24.3
PI	37.5	35.0	66.0	72.9
USIS	49.5	50.0	109.0	94.1
Corporate	(31.8)	(35.9)	(63.9)	(65.5)
Total operating earnings	237.3	190.4	469.1	411.8
Net realized capital gains (losses)	21.4	(69.3)	(31.2)	(126.0)
Other after-tax adjustments	(0.7)	12.9	16.4	39.0
Net income available to common stockholders	258.0	134.0	454.3	324.8
Net Realized Capital Gains (Losses):				
Net realized capital gains (losses), as adjusted	21.4	(69.3)	(31.2)	(126.0)
Periodic settlements and accruals on non-hedge derivatives	25.5	24.6	47.8	49.3
Amortization of DPAC and sale inducement costs	17.7	29.8	(7.9)	44.6
Certain market value adjustments of embedded derivatives	(60.0)	(3.6)	(63.8)	(5.8)
Capital gains distributed	3.0	0.3	11.7	2.3
Tax impacts	10.7	(45.2)	(15.4)	(76.4)
Noncontrolling interest capital gains	19.3	0.7	36.8	4.7
Recognition of front-end fee revenues	(0.1)	(3.6)	1.4	(4.0)
Certain market value adjustments to fee revenues	0.1	-	0.1	-
Net realized capital gains (losses) associated with exited group medical insurance business	0.1	(0.1)	0.2	(0.6)
GAAP net realized capital gains (losses)	37.7	(66.4)	(20.3)	(111.9)
Other After-Tax Adjustments:				
Exited group medical insurance business	18.8	12.9	35.9	46.8
Contribution to PFG Foundation	(19.5)	-	(19.5)	-
Tax impact of healthcare reform	-	-	-	(7.8)
Total other after-tax adjustments	(0.7)	12.9	16.4	39.0